CONTACT:     Bruce Zurlnick                Melissa Myron/Rachel Albert
             Senior Vice President and     Media Contact: Melissa Merrill
             Chief Financial Officer       Financial Dynamics
             Finlay Enterprises, Inc.      (212) 850-5600
             (212) 808-2800

FOR IMMEDIATE RELEASE

                    FINLAY ENTERPRISES REPORTS FOURTH QUARTER
                              AND YEAR END RESULTS

NEW YORK, NY, MARCH 7, 2006 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the fourth quarter and fiscal year ended January
28, 2006.

FOURTH QUARTER RESULTS

For the fourth quarter ended January 28, 2006, the Company reported net income of $28.7 million, or $3.11 per diluted share, which includes pre-tax charges of
$2.1 million, or $0.14 per share, associated with severance and accelerated depreciation for store closings in conjunction with the Federated and May merger. Excluding these charges, the current year's fourth quarter net income was $30.0 million, or $3.25 per diluted share.

This compares to last year's fourth quarter net income of $28.1 million, or
$3.02 per diluted share, which includes an after-tax credit of $0.8 million, or
$0.08 per share, associated with the liquidation of Sonab, the Company's former
European subsidiary. Excluding these credits, net income for the fourth quarter of 2004 was $27.3 million, or $2.94 per diluted share. Please refer to the schedule accompanying this release for reconciliation of GAAP and adjusted results.

Income from operations before depreciation and amortization expenses (EBITDA)
for the fourth quarter of fiscal 2005 totaled $58.5 million, $59.3 million excluding $0.8 million of severance costs included above, compared to $55.0 million in the prior year period.

As previously reported, sales increased 10.7% to $421.4 million for the fourth quarter compared to $380.6 million in the same period a year ago. Comparable department sales (departments open for the same months during the comparable period) for the fourth quarter increased 1.5% in the Company's go-forward doors.
The go-forward doors exclude the 194 stores that Finlay will no longer operate in the second half of 2006 as a result of Federated's integration plans.
Comparable store sales for the fourth quarter including discontinued stores increased 0.8%. Carlyle contributed sales of $39.6 million in the quarter.

FISCAL YEAR RESULTS

For fiscal 2005, the Company reported a net loss of $55.7 million, or $6.21 per share, which includes a pre-tax non-cash charge of $77.3 million, or $8.12 per share, for the impairment of goodwill and pre-tax charges of $3.8 million, or
$0.25 per share, for closing costs associated with the Federated and May merger.
Excluding these charges, fiscal 2005 net income was $19.5 million, or $2.11 per diluted share. Including the closing costs, net income was $17.2 million, or
$1.86 per diluted share, which compares to the Company's most recent guidance issued in early January of $1.65 to $1.75.

Net income for fiscal 2004 totaled $16.0 million, or $1.74 per diluted share, which includes pre-tax charges of $9.1 million, or $0.60 per share, associated with early debt extinguishment costs related to the refinancing of the Company's debt, and the after-tax credit associated with the liquidation of Sonab described above. Excluding these charges and credits, the prior year's net income was $20.8 million, or $2.25 per share. Please refer to the schedule accompanying this release for reconciliation of GAAP and adjusted results.

The Company reported EBITDA, excluding the goodwill charge, for fiscal 2005 of
$70.4 million, compared to $73.4 million in the prior year. Excluding the severance costs, EBITDA in the current year totaled $71.7 million.

As previously reported, total sales for fiscal 2005 were $990.1 million compared to $923.6 million in fiscal 2004, an increase of 7.2%. Comparable department sales for the fiscal year increased 0.9%, including only the go-forward doors for the fourth quarter. Comparable department sales for fiscal 2005 including discontinued stores increased 0.7%. Carlyle contributed sales of $69.5 million in the period.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc. commented "Our performance in the fourth quarter was a solid finish to a year in which our business was faced with significant change and uncertainty relating to the department store industry consolidation. We increased our bottom line by 10% in the fourth quarter excluding closing costs and one-time items.
During the year, we completed our Carlyle acquisition, which diversifies our business and provides other avenues for future growth. We are proud of our team's ability to remain focused on growing our core business and achieving these positive results, while at the same time preparing for store transitions resulting from the Federated/May merger."

FISCAL 2006 OUTLOOK

Mr. Reiner continued, "Looking ahead, we view 2006 as a transition year, one in which we will be closing or transferring approximately 190 doors to Federated by the end of spring 2006. That said, we will continue to be responsible in managing the expense elements of our business as we have done in the past, and look to achieve additional efficiencies in response to our lower store base.
Though our doors will be reduced significantly, we view our ongoing store base as a foundation on which to build and leverage our strong core business."

"We continue to evaluate potential external growth opportunities which will complement the success we've had to-date with our Carlyle acquisition.
Additionally, we will seek to enhance our existing Finlay business through gaining new partners in our licensed jewelry channel. Our ability to generate growth in this changing time will reflect the overall strength of our business, as we look to maximize our profitability and enhance long-term shareholder value."

Regarding the 190 doors that will be closed or transferred to Federated, the
Company estimates the lost sales volume in fiscal 2006 of these doors to be approximately $160 million. For the ongoing business, the Company currently expects comparable department sales growth of 3.0% to 3.5% for Finlay's business and 5.0% comparable store sales for its Carlyle division. The Company plans to open approximately 50 net new doors in 2006, exclusive of the Federated closings.

The Company currently anticipates sales from continuing operations to be in the range of $820 to $840 million and earnings per diluted share to be $0.75 to
$0.90 for fiscal 2006. Continuing operations exclude business generated from the stores scheduled to close or transfer to Federated, as well as costs for severance, accelerated depreciation and other closing related costs.

For discontinued operations, the Company currently expects sales of $80 to $85 million, primarily in the spring, and pre-tax closing costs for severance and accelerated depreciation of approximately $6 million.

This translates into earnings per diluted share that are not materially different from the continuing operations projections. The contribution of the discontinued stores is projected to be offset by the closing costs.

Though the Company anticipates lower profitability, it expects to generate free cash flow in the range of $35 million to $40 million and to end the year with
$65 million to $70 million of cash on the balance sheet.

FIRST QUARTER OUTLOOK

The following outlook for first quarter results assumes all of the closing
Federated doors are included in discontinued operations as of the beginning of
Fiscal 2006. The Company believes including all closing doors in discontinued
operations is useful in evaluating the Company's ongoing financial results and analyzing trends in the Company's business.

On this basis, sales from continuing operations for the first quarter are projected to be in the range of $155 to $165 million. Including discontinued
operations, sales are projected to increase 20% to 25% over last year's first quarter as a result of the closing stores and the addition of Carlyle. In addition, net loss per share on a continuing operations basis is projected to be in the range of $0.48 to $0.53. Including discontinued operations and closing costs, net loss per share is estimated to be $0.23 to $0.28.

Accounting guidelines require including only those stores that actually closed in a period be reflected in discontinued operations. As such, the Company will supply in its first quarter press release both GAAP results as well as supplemental information on the results of all stores marked for closure, whether or not they closed in the period.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, March 7, 2006 at 10:00
a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of fiscal 2005 totaled 1,009, including 32
Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           THIRTEEN WEEKS ENDED                       FISCAL YEAR ENDED
                                                  --------------------------------------   ---------------------------------------
                                                      January 28,         January 29,         January 28,          January 29,
                                                         2006                2005                2006                 2005
                                                  ------------------   -----------------   -----------------   -------------------

Sales..........................................   $  421,409   100.0%  $  380,555  100.0%  $  990,134  100.0%  $   923,606   100.0%
Cost of sales..................................      214,476    50.9      187,845   49.4      499,099   50.4       454,391    49.2
                                                  ------------------   -----------------   -----------------   -------------------
       Gross margin............................      206,933    49.1      192,710   50.6      491,035   49.6       469,215    50.8
Credit associated with the closure of Sonab....           --      --         (364)  (0.1)          --     --          (364)     --
Selling, general and administrative expenses...      148,450    35.2      138,089   36.3      420,613   42.5       396,185    42.9

Depreciation and amortization..................        5,474     1.3        4,258    1.1       19,125    1.9        17,319     1.8
Impairment of goodwill.........................           --      --           --     --       77,288    7.8            --      --
                                                  ------------------   -----------------   -----------------   -------------------
        Income (loss) from operations..........       53,009    12.6       50,727   13.3      (25,991)  (2.6)       56,075     6.1
Interest expense, net..........................        6,406     1.5        5,528    1.4       24,309    2.5        22,637     2.5

Other expense..................................           --      --           --     --           79     --         9,090     1.0
                                                  ------------------   -----------------   -----------------   -------------------
        Income (loss) before income taxes......       46,603    11.1       45,199   11.9      (50,379)  (5.1)       24,348     2.6

Provision for income taxes.....................       17,858     4.3       17,079    4.5        5,357    0.5         8,323     0.9
                                                  ------------------   -----------------   -----------------   -------------------
        Net income (loss)......................   $   28,745     6.8%  $   28,120    7.4%  $  (55,736)   5.6%  $    16,025     1.7%
                                                  ==================   =================   =================   ===================

Net income (loss) per share applicable
to common shares - Basic.......................   $     3.20           $     3.20          $    (6.21)         $      1.83
                                                  ==========           ==========          ==========          ===========

Net income (loss) per share applicable
to common shares - Diluted.....................   $     3.11           $     3.02          $    (6.21)         $      1.74
                                                  ==========           ==========          ==========          ===========

Weighted average share and share equivalents
         Outstanding:
       -  Basic................................    8,981,710            8,794,836           8,980,621            8,737,272
                                                  ==========           ==========          ==========          ===========
       -  Diluted..............................    9,229,508            9,299,104           8,980,621            9,218,294
                                                  ==========           ==========          ==========          ===========

Other information: EBITDA......................   $   58,483           $   54,985          $   (6,866)         $    73,394
                                                  ==========           ==========          ==========          ===========

EBITDA excluding write-down of Goodwill........   $   58,483           $   54,985          $   70,422          $    73,394
                                                  ==========           ==========          ==========          ===========

Reconciliation of EBITDA:

        Income (loss) from operations..........   $   53,009           $   50,727          $  (25,991)         $    56,075
       Add: Depreciation and amortization .....        5,474                4,258              19,125               17,319
                                                  ----------           ----------          ----------          -----------
       EBITDA..................................   $   58,483           $   54,985          $   (6,866)         $    73,394
                                                  ==========           ==========          ==========          ===========

______________________________

(1)   EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of
      EBITDA may not be comparable to similar titled measures of other companies.

(2)   Included in the fourth quarter of 2004 is a $600,000 benefit associated with a tax refund, reflected as a reduction to income taxes, and $216,000, net of tax, for tax accruals no longer required, both related to Sonab.

(3)   Included in the fourth quarter and fiscal year ended January 28, 2006 is a
      $425,000 benefit for tax accruals no longer required. Included in the fourth quarter and fiscal year ended January 29, 2005 is a benefit of approximately $400,000 and $1,025,000, respectively, for tax accruals no longer required.

(4)   Other expense for 2005 includes approximately $79,000 associated with a loss on foreign exchange related to a refund of foreign taxes. Other expense for 2004 includes approximately $9.1 million associated with early debt extinguishment costs related to refinancing of the Company's debt.

FINLAY ENTERPRISES, INC.
RECONCILIATION OF GAAP & ADJUSTED NET INCOME (LOSS) AND NET INCOME (LOSS) PER
SHARE:
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THIRTEEN WEEKS                      FISCAL YEAR
                                                                      ENDED                              ENDED
                                                          ------------------------------     -----------------------------
                                                           JANUARY 28,      JANUARY 29,       JANUARY 28,     JANUARY 29,
                                                              2006             2005              2006             2005
                                                          -------------    -------------     -------------    ------------

GAAP net income (loss)................................    $      28,745    $      28,120     $     (55,736)   $     16,025
Adjustments, net of tax:
  Federated/May merger costs..........................            1,245               --             2,295              --
  Impairment of Goodwill..............................               --               --            72,900              --
  Refinancing charges.................................               --               --                --           5,545
  Credits associated with the closure of Sonab, net...               --             (816)               --            (816)
                                                          -------------    -------------     -------------    ------------
Adjusted net income (loss)............................    $      29,990    $      27,304     $      19,459    $     20,754
                                                          =============    =============     =============    ============

Adjusted net income (loss) per share - Basic..........    $        3.34    $        3.10     $        2.17    $       2.38
                                                          =============    =============     =============    ============
Adjusted net income (loss) per share - Diluted........    $        3.25    $        2.94     $        2.11    $       2.25
                                                          =============    =============     =============    ============

______________________________

      For fiscal year ended January 28, 2006, earnings per diluted share is based on 9,209,620 shares.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                             JANUARY 28,   JANUARY 29,
                                                                2006          2005
                                                             -----------   -----------

                          ASSETS

Cash .....................................................   $    28,191   $    64,443
Accounts receivable ......................................        39,034        22,598
Inventory ................................................       331,757       278,589
Other current assets .....................................        47,435        38,650
                                                             -----------   -----------
    Total current assets .................................       446,417       404,280
                                                             -----------   -----------

Fixed assets, net ........................................        60,364        62,481
Goodwill .................................................            --        77,288
Other assets .............................................        14,701        16,859
                                                             -----------   -----------
    Total assets .........................................   $   521,482   $   560,908
                                                             ===========   ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable .........................................   $   111,452   $   102,994
Other current liabilities ................................        82,609        67,076
                                                             -----------   -----------
    Total current liabilities ............................       194,061       170,070
Long-term debt ...........................................       200,000       200,000
Deferred income taxes and other non-current liabilities ..        11,136        21,657
                                                             -----------   -----------
    Total liabilities ....................................       405,197       391,727
Total stockholders' equity ...............................       116,285       169,181
                                                             -----------   -----------
    Total liabilities and stockholders' equity ...........   $   521,482   $   560,908
                                                             ===========   ===========

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